UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 26, 2010

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Chimera Investment Corporation., a Maryland corporation (the “Company”), has approved the recommendations of the Nominating and Corporate Governance Committee that the size of the Board be expanded from five to eight members and that, effective April 1, 2010, Gerard Creagh, Dennis M. Mahoney and John P. Reilly be elected as new directors to fill the resulting vacancies.

Mr. Creagh was elected as a Class I director of the Board effective April 1, 2010, whose term will expire at the 2011 annual meeting of stockholders at which time it is expected that Mr. Creagh will stand for re-election by the Company’s stockholders.  Mr. Creagh will serve on the Company’s audit committee, compensation committee and nominating and corporate governance committee.  Mr.  Creagh is “financially literate” under the rules of the New York Stock Exchange (the “NYSE”).  There are no arrangements or understandings between Mr. Creagh and any other person pursuant to which he was elected.  There are no transactions involving the Company and Mr. Creagh that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Mahoney was elected as a Class II director of the Board effective April 1, 2010, whose term will expire at the 2012 annual meeting of stockholders at which time it is expected that Mr. Mahoney will stand for re-election by the Company’s stockholders.  Mr. Mahoney will serve on the Company’s audit committee, compensation committee and nominating and corporate governance committee.  Mr.  Mahoney is “financially literate” under the rules of the NYSE.  There are no arrangements or understandings between Mr. Mahoney and any other person pursuant to which he was elected.  There are no transactions involving the Company and Mr. Mahoney that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Reilly was elected as a Class III director of the Board effective April 1, 2010, whose term will expire at the 2010 annual meeting of stockholders at which time it is expected that Mr. Reilly will stand for re-election by the Company’s stockholders. Mr. Reilly will serve on the Company’s audit committee, compensation committee and nominating and corporate governance committee.  Mr.  Reilly is “financially literate” under the rules of the NYSE.  There are no arrangements or understandings between Mr. Reilly and any other person pursuant to which he was elected.  There are no transactions involving the Company and Mr. Reilly that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(c)     Exhibits

99.1      Press Release, dated March 26, 2010 issued by Chimera Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ A. Alexandra Denahan
			Name:	A. Alexandra Denahan
			Title:	Chief Financial Officer

Date:	March 26, 2010